EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-232546) of our audit report dated March 21, 2023, with respect to the consolidated balance sheets of Patriot Gold Corp. as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

March 21, 2023